Exhibit 4(iii)

Form of Enrollment Form

RETIREONE TRANSAMERICA II CONTINGENT DEFERRED ANNUITY ENROLLMENT FORM

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

Home Office: Little Rock, Arkansas Telephone: (877) 575-2742

Mailing Address: Aria Retirement Solutions, First Jefferson Centre, 222 South 1st Street, Suite 600, Louisville, KY 40202

1.	PRIMARY CERTIFICATE OWNER / COVERED PERSON

If the Primary Certificate Owner is a non-natural person, information in this section is for the Covered Person and Section 3 must be completed for the Non Natural Certificate Owner.

Type of Owner: ☐  Individual ☐  Non-Natural (1)

Complete Legal Name:

Residential Address: (2)

Mailing Address:

SSN:(3)	Date of Birth:	Telephone:

Gender:	☐ Male Citizenship: ☐ U.S. Citizen	☐ Resident Alien (Country of Citizenship: )

☐ Female	☐ Non-Resident Alien (Country of Citizenship: )

2.	JOINT CERTIFICATE OWNER / COVERED PERSON (if applicable)

If no Joint Certificate Owner is listed, Transamerica Advisors Life Insurance Company will issue with the Owner listed in Section 1 or Section 3 as applicable.

Complete Legal Name:

Residential Address: (2)

Mailing Address:

SSN/TIN: (3)	Date of Birth:	Telephone:

Gender:	☐ Male Citizenship: ☐ U.S. Citizen	☐ Resident Alien (Country of Citizenship: )

☐ Female	☐ Non-Resident Alien (Country of Citizenship: )

3.	CERTIFICATE OWNER (for Non-Natural Owner) (1)

Complete Legal Name:

Residential Address: (2)

Mailing Address:

TIN: (3)	Date of Formation:

Citizenship: ☐ U.S. Entity ☐ Non-U.S. Entity (Country of Formation: )

(1)	A Certification Form must be submitted if a non-natural person is named as the Certificate Owner.
(2)	A Residential Address must be completed and cannot be a P.O. Box.
(3)	Social Security Number (SSN)/Tax Identification Number (TIN)

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4.	COVERED ASSET INFORMATION

Type of Covered Asset: ☐  Non-Qualified     ☐  Qualified

Financial Institution Name:

Financial Institution Account Number:

Name on Account:

Tax ID on Account:

Investment Profile or Strategy:	☐ A ☐ B ☐ C ☐ D ☐ E ☐ F

☐ Strategy:

5.	ELECTRONIC DOCUMENT DELIVERY

By providing an email address, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, periodic reports or statements, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Important Information Concerning Electronic Document Delivery:

•	There is no charge for electronic delivery, although an internet provider may charge for internet access.

•	You are confirming you have access to a computer with internet capabilities and an active email account to receive information electronically.

•	This Electronic Document Delivery applies only to Eligible Policies accessible through our websites.

•

After subscribing to Electronic Document Delivery, Transamerica Advisors Life Insurance Company or their administrator will send an email to confirm the provided email address is correct. If Transamerica Advisors Life Insurance Company or their administrator is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Transamerica Advisors Life Insurance Company or their administrator will not be able to activate the subscription for electronic delivery, in which case paper copy documents will be sent.

•	Email filters must be updated which may prevent email notifications from Transamerica Advisors Life Insurance Company to be received.

•	Not all contract documentation and notifications may currently be available in electronic format.

•	Paper copies of the information may be requested at any time for no charge.

•	For jointly owned policies both owners are consenting to have information sent to the email address listed below.

•	If the email address changes after the subscription process, notification must be sent to Transamerica Advisors Life Insurance Company or their administrator.

•	Electronic delivery will be cancelled if emails are returned undeliverable.

•	This consent will remain in effect until revoked.

Please call (877) 575-2742 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

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6.	REPLACEMENT INFORMATION

All questions in this section must be answered.

☐  No  ☐  Yes Did the Representative/Insurance Producer present and leave the applicant sales material?

☐  No  ☐  Yes Do you have any existing life insurance policies or annuity contracts?

☐  No  ☐  Yes Will this annuity replace or change any existing life insurance policies or annuity contracts?

If yes - Company:                                                                                                                 Policy #:

7.	FRAUD AND DISCLOSURE STATEMENTS

For Applicants in AL - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

For Applicants in AR - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in CA 65 and Older - I have been advised that the sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity or other asset used to fund the purchase of a life or annuity product may involve tax consequences, early withdrawal penalties, or other costs or penalties associated with the sale or liquidation of the asset. I have also been advised to obtain the advice of independent legal or financial counsel before selling any assets and before purchasing the life or annuity product.

For Applicants in DC - WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For all other states - Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

8.	SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

•

Unless I have notified Transamerica Advisors Life Insurance Company or their administrator of a community or marital property interest in this certificate, Transamerica Advisors Life Insurance Company will rely on good faith belief no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this form are correct and true.

•	This enrollment form is subject to acceptance by Transamerica Advisors Life Insurance Company.

•

I understand federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer. I understand failure to provide this information could result in the annuity certificate not being issued, delayed or unprocessed transactions, or annuity certificate termination.

I have read the Fraud and Disclosure Statements listed in this enrollment form.

Signed at:
	City	State	Date

• Owner/Covered Person’s Signature:	X

• Joint Owner/Covered Person’s Signature:	X

• Non-Natural Signature (Authorized Representative/Trustee):	X

• Non-Natural Signature (Authorized Representative/Trustee):	X

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9.	AGENT/REPRESENTATIVE INFORMATION

All questions in this section must be answered.

☐ No ☐ Yes	Did you present and leave the applicant insurer-approved sales material?

☐ No ☐ Yes	Does the applicant have any existing annuity policies or life insurance contracts?

☐ No ☐ Yes	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

Agent/Representative Full Name:

ID Number:	Phone Number:

Email Address (Optional):

• Signature:	X

Securities Offered Through Protected Investors of America, Member FINRA/SIPC

81604561 05/13

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

Home Office: Little Rock, Arkansas Telephone: (877) 575-2742

Mailing Address: Aria Retirement Solutions, First Jefferson Centre, 222 South 1st Street, Suite 600, Louisville, KY 40202

BILLING AUTHORIZATION

Financial Institution Name:

Address:	City, State, Zip:

Financial Institution Telephone:	Account Number:

Name(s) on Account:	Routing Number:

Account Type: ☐ Checking ☐ Savings ☐ Qualified Account*

I request and authorize Transamerica Advisors Life Insurance Company (the Company) and their administrator to make withdrawals, by draft or electronic transfer, from my account with the Financial Institution named above for quarterly fees as specified by the contract (including any amendments, endorsements or riders), or as agreed to by me, and for such other payments as I may authorize. I request that the withdrawal be on or after the days when payment(s) fall due. I understand that this authorization in no way affects the terms of the contract, other than the mode of payment, and I understand that if the fees are not paid within the grace period allowed by a contract, as in the event any such withdrawal being dishonored, or for any reason, then the contract shall terminate.

As a convenience to me, I hereby request the Financial Institution named above to accept and honor the draft or electronic transfer withdrawals from my account. I agree that your rights in respect to each draft or transfer shall be the same as if it were a check drawn on you and signed personally by me and that you shall be fully protected in honoring such draft or transfer. I further agree that if any such draft or transfer is dishonored, whether with or without cause and whether intentionally or inadvertently, the Financial Institution shall be under no liability whatsoever if such dishonor results in the forfeiture of insurance.

These authorizations shall remain in effect until revoked in writing, mailed to the other parties at the address of record. The Company and/or Financial Institution shall have a reasonable time to act on the revocation notice. I have retained a copy of these authorizations.

• Owner(s) Signature:	X
Date

• Joint Owner(s) Signature:	X
Date

*	Depending on the custodian of your assets, pulling fees from a qualified account may or may not be allowed. Please contact your investment advisor for more information. Also, you may incur tax consequences if you choose to withdraw your fee from a qualified account. You may wish to talk to your tax advisor if you have any questions regarding the tax treatment of such fee withdrawals,

Securities Offered Through Protected Investors of America, Member FINRA/SIPC	Page 1 of 1